                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Section 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                               IKOS SYSTEMS, INC.
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                (Name of Registrant as Specified in Its Charter)


                           MENTOR GRAPHICS CORPORATION
                               FRESNO CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)  Proposed maximum aggregate value of transaction:

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       (5)  Total fee paid:

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[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing party:

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      (4)   Date filed:

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                                       2

FOR IMMEDIATE RELEASE

           MENTOR GRAPHICS EXTENDS TENDER OFFER FOR IKOS SYSTEMS, INC.

WILSONVILLE, OR - February 22, 2002 - Mentor Graphics Corporation (Nasdaq: MENT) today announced that it has extended its $11.00 per share cash tender offer for all outstanding shares of the common stock of IKOS Systems, Inc. (Nasdaq: IKOS) to 12:00 Midnight, New York City time, on Friday, March 1, 2002, unless further extended. The tender offer was previously scheduled to expire at 12:00 Midnight, New York City time, on Friday, February 22, 2002.

As of the close of business on February 21, 2002, 454,703 shares of IKOS common stock had been validly tendered into the offer, which, together with the 841,600 shares already beneficially owned by Mentor, represents approximately 13.7% of IKOS' outstanding common stock (based upon 9,459,132 shares outstanding as of January 10, 2002). The shares tendered represent approximately 4.8% of the outstanding common stock.

Mentor Graphics also announced today its filing of a preliminary proxy statement with the Securities and Exchange Commission today in connection with the special meeting of IKOS stockholders that IKOS has set for June 12, 2002 at Mentor Graphics' request. At the special meeting, IKOS stockholders will be asked to vote on the removal of the existing IKOS directors and their replacement with Mentor Graphics' nominees.

As announced on December 7, 2001, Mentor Graphics offered to acquire IKOS Systems for $11.00 in cash per share of IKOS common stock. The offer represents a premium of 37% over the Nasdaq closing price of IKOS stock on December 6, 2001 and a premium of 49.5% over IKOS' closing price on June 29, 2001, the last trading day before IKOS announced its proposed acquisition by Synopsys, Inc. (Nasdaq: SNPS). Furthermore, the offer represents a premium of 87% over the average closing price of IKOS stock for the thirty trading days ended December 6, 2001. In addition, Mentor's offer is subject to fewer conditions than the Synopsys proposal and can be consummated months earlier than the Synopsys proposal. Mentor's offer is not subject to any financing condition.

IMPORTANT INFORMATION

Investors and security holders are urged to read any proxy statement regarding the proposed business combination described herein, a preliminary copy of which was filed on February 22, 2002 with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement (when it is available) and other documents filed by Mentor Graphics with the Commission at the Commission's web site at www.sec.gov. The tender offer statement, each such proxy statement (when it is available) and these other documents may also be obtained for free from Mentor Graphics by directing a request to Ryerson Schwark, Mentor Graphics' Director of Public and Investor Relations, at (503) 685-1660.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of IKOS stockholders of IKOS by Mentor Graphics is available in a Schedule 14A filed by Mentor Graphics with the Commission pursuant to Rule 14a-12 on February 5, 2002. Investors and security holders may obtain a free copy of the Schedule 14A at the Commission's web site at www.sec.gov.

ABOUT MENTOR GRAPHICS

Mentor Graphics Corporation (Nasdaq: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, Mentor Graphics reported revenues over the last 12 months of more than $600 million and employs approximately 3,000 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: www.mentor.com.

Mentor Graphics is a registered trademark of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.

CONTACTS

Mentor Graphics Corporation                 The Abernathy MacGregor Group
Ryerson Schwark                             Chuck Burgess
Tel:  503-685-1660                          Jason Thompson
                                            Tel:  212-371-5999

                               FRESNO CORPORATION
                             8005 S.W. Boeckman Road
                         Wilsonville, Oregon, 97070-7777

                                February 22, 2002

VIA HAND DELIVERY &

FACSIMILE

Mr. Joseph W. Rockom
Chief Financial Officer and Secretary
IKOS Systems, Inc.
79 Great Oaks Blvd.
San Jose, CA  95119

                  Re:      Stockholder Proposals and Director Nominations

Dear Mr. Rockom:

         The undersigned holder of record of 841,600 shares of common stock of IKOS Systems, Inc. ("IKOS" or the "Company"), pursuant to Section 7 of Article I and Section 11 of Article II of the IKOS bylaws (the "Bylaws") and in addition to the matters of which notice has previously been given by letter dated February 4, 2002, regarding the call for a special meeting of the IKOS stockholders (the "Special Meeting"), hereby notifies the Company as follows:

         1. The undersigned intends to present the following proposals at the Special Meeting to be held on June 12, 2002, at 10:00 a.m. at the Company's principal executive offices in the order set forth below (the "Proposals"):

            a. To remove without cause all members of the Company's board of directors (the "IKOS Board") then in office;

            b. To elect new directors to fill the vacancies on the IKOS Board resulting from the removal of the incumbent directors; and

            c. To repeal any provisions of the Bylaws or amendments thereto adopted by the IKOS Board subsequent to January 22, 1999 and prior to the effective date of the Proposals.

         2. The stockholder intending to make the nominations and propose the business set forth herein is Fresno Corporation ("Fresno"), a wholly-owned subsidiary of Mentor Graphics

Mr. Joseph W. Rockom
February 22, 2002
Page 2

Corporation ("Mentor Graphics"). One or more of Fresno's officers intend to appear in person at the Special Meeting to present the Proposals and to nominate the Nominees on behalf of Fresno.

         3. The address of Fresno is 8005 S.W. Boekman Road, Wilsonville, OR 97070-7777.

         4. Fresno intends to nominate the following individuals (the "Nominees") to serve as directors of the Company:

         Gideon Argov                       Ruediger Naumann-Etienne
         14 Old Town Rd.                    4 Orinda Way, Building D, Suite 150
         Wellesley, MA  02481               Orinda, CA 94563

         Benjamin R. Whiteley               Michael J. Murray
         2020 S.W. Market St., #401         2149 Broadway St.
         Portland, OR 97201                 San Francisco, CA  94115

         Chetan M. Lakhani                  Patrick B. McManus
         18901 Glenmont Terrace             2074 Morning View Dr.
         Irvine, CA   92612                 Eugene, OR 97405

         5. Fresno's primary reasons for seeking to remove and replace all of the members of the IKOS Board are to secure the following actions by the IKOS Board after the election of the Nominees as IKOS directors at the Special Meeting and subject to the new directors' fiduciary duties under applicable law: (1) termination of the Agreement and Plan of Merger dated as of July 2, 2001 with Synopsys, Inc. and Oak Merger Corporation, as amended; (2) all action to the extent necessary by the IKOS Board so that neither Fresno nor Mentor Graphics will become an "Acquiring Person" and that no "Triggering Event," "Distribution Date," "Flip-In Event," "Flip-Over Event" or "Stock Acquisition Date" (as such terms are defined in Amended and Restated Rights Agreement, dated January 22, 1999, between the Company and Bank Boston, N.A., as amended) will occur as a result of Mentor Graphic's pending tender offer to acquire all outstanding shares of IKOS common stock (the "Offer") and any other transactions contemplated thereby, including the consummation of the proposed merger by which Fresno would merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Mentor Graphics (the "Proposed Merger"); (3) approval by the IKOS Board of the Offer and the Proposed Merger under Section 203 of the Delaware General Corporation Law; and (4) approval, to the extent necessary, by the IKOS Board of the Proposed Merger under Section 251 of the Delaware General Corporation Law.

Mr. Joseph W. Rockom
February 22, 2002
Page 3

         6. Fresno's primary reason for seeking to repeal any Bylaws or any amendments thereto adopted subsequent to January 22, 1999 is to prevent the IKOS Board from taking any action to amend the Company's Bylaws in an attempt to nullify or delay the actions taken by the stockholders pursuant to the Proposals or to create new obstacles to the consummation of the Offer or the Proposed Merger.

         7. Fresno represents that it is a holder of record of 841,600 shares of common stock, par value $.01 per share, of the Company entitled to vote at the Special Meeting (as of the date of this letter).

         8. Each Nominee will be paid a fee of $ 25,000 by Fresno for agreeing to stand for election as a director of the Company. In addition, it is anticipated that each Nominee, upon election, will receive director's fees and stock options, consistent with the Company's past practices, for services as a director of the Company. According to the Company's Proxy Statement for its 2002 Annual Meeting of Stockholders, outside directors of the Company received an annual retainer of $16,000. In lieu of director's fees and as an employee of the Company, the Chairman of the IKOS Board received $100,000 per year plus bonuses and was eligible to receive options pursuant to the Company's 1995 Directors Stock Option Plan. In addition, all directors who were not members of management during the fiscal year ended September 29, 2001 received stock options to purchase 6,000 shares of common stock of the Company pursuant to the 1995 Outside Directors Stock Option Plan upon the date of the 2001 Annual Meeting of Stockholders. Fresno has agreed to indemnify each Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his or her capacity as a nominee for election as a director of the Company. Fresno also will reimburse each Nominee for his or her reasonable out-of-pocket expenses, including reasonable fees and expense of counsel, in his capacity as a nominee for election as a director of the Company.

         9. Fresno's preliminary proxy statement on Schedule 14A (the "Proxy Statement"), attached hereto as Exhibit A, contains all information regarding the Nominees and the Proposals that is required to be included in a proxy statement filed with the Securities and Exchange Commission. Further, except as disclosed in the Proxy Statement, Fresno has no material interest in the Proposals. The information set forth in the enclosed Proxy Statement is hereby incorporated by reference.

         10. Each of the Nominees has consented to serve as a director of the Company if so elected. Copies of each Nominee's consent to serve as a director are attached hereto as Exhibit B.

Mr. Joseph W. Rockom
February 22, 2002
Page 4

         We believe that this notice complies in all respects with the Bylaws and applicable law. If the Company believes this notice is incomplete or otherwise deficient in any respect, please contact us immediately so that any alleged deficiencies may be properly addressed. In addition, please acknowledge receipt of this letter and the enclosures by signing and dating the enclosed copy of this letter and returning the same to the undersigned.

                                                     Very truly yours,

                                                     /s/ Gregory K. Hinckley
                                                     -----------------------
                                                     Gregory K. Hinckley
                                                     Chief Financial Officer
                                                     Fresno Corporation

Receipt Acknowledged
on February,___ 2002

IKOS SYSTEMS, INC.

By:
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Date:
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Time:
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